Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com
Brandywine Realty Trust Announces Completion of Tender Offer for Any and All of
Its 7.50% Guaranteed Notes due 2015 and 6.00% Guaranteed Notes due 2016

RADNOR, PA, December 27, 2012 - Brandywine Realty Trust (NYSE: BDN) (the “Company”) announced today that its operating partnership, Brandywine Operating Partnership, LP (the “Operating Partnership”), has accepted for purchase $50,284,000 or 23.2% of the $216,819,000 outstanding 7.50% Guaranteed Notes due May 15, 2015 (the “2015 Notes”) and $99,571,000 or 39.8% of the $250,000,000 outstanding of its 6.00% Guaranteed Notes due April 1, 2016 (the “2016 Notes”), (the 2015 Notes and 2016 Notes, collectively, the “Notes”), which were validly tendered pursuant to its previously announced any and all cash tender offer for the Notes (the “Tender Offer”). The Tender Offer expired at 8:00 a.m., New York City time, on Thursday, December 27, 2012 and payment for Notes purchased pursuant to the Tender Offer was made that same day (the “Payment Date”).
The consideration paid under the Tender Offer was $1,135.49 per $1,000 principal amount of 2015 Notes and $1,130.00 per $1,000 principal amount of 2016 Notes, each plus accrued and unpaid interest to, but not including, the Payment Date. The total Tender Offer consideration of $171,479,378.44 including accrued and unpaid interest was funded from available cash on hand and from a portion of the net proceeds from our recently completed issuance of 3.95% ten-year guaranteed notes.
The Tender Offer was made pursuant to the Operating Partnership's Offer to Purchase dated December 13, 2012 and the related Letter of Transmittal. BofA Merrill Lynch acted as Dealer Manager for the Tender Offer. This press release is neither an offer to purchase nor a solicitation to buy any of the Notes nor is it a solicitation for acceptance of the Tender Offer.

About Brandywine Realty Trust

Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States.  Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 295 properties and 34.0 million square feet, including 219 properties and 24.5 million square feet owned on a consolidated basis and 57 properties and 7.0 million square feet in 19 unconsolidated real estate ventures all as of September 30, 2012. For more information, please visit www.brandywinerealty.com.

Forward-Looking Statements
Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, the Company's ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions.  Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087        Phone: (610) 325-5600 • Fax: (610) 325-5622

and Exchange Commission, including our Form 10-K for the year ended December 31, 2011.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087        Phone: (610) 325-5600 • Fax: (610) 325-5622